Exhibit T3A-3

This is a translation into English of the official Portuguese version of the declaration of transformation of a Brazilian corporation. In the event of a conflict between the English and Portuguese texts, the Portuguese text shall prevail. The term “Em Recuperação Judicial” has been added to the legal name of the entity to indicate that the entity is currently undergoing a judicial reorganization process in Brazil.

[LOGO:  REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA]

TRADUÇÃO N° TRANSLATION No.	36869	LIVRO N° BOOK No.	153	FOLHA N° PAGE No. 1

THE UNDERSIGNED, CERTIFIED PUBLIC TRANSLATOR, DULY SWORN AND REGISTERED WITH THE BOARD OF TRADE OF THE STATE OF PERNAMBUCO UNDER NO. 406 HEREBY CERTIFIES THAT A DOCUMENT, WRITTEN IN PORTUGUESE WAS PRESENTED FOR TRANSLATION INTO ENGLISH, WHICH HAS BEEN DONE TO THE BEST OF HIS KNOWLEDGE AS FOLLOWS:

[Perforation of JUCESP -- Commerce Registry in the State of São Paulo dated on 31 05 10 on every page of the original document]

[Protocol Seal of JUCESP under the number 0.445.228/10-6]

[Stamp of registration with JUCESP under the No. 35300380011 on the overleaf of every page of the original document]

[Stamp dated on May 31 2010 on the overleaf of every page of the original document]

[Signed stamp issued by the Secretariat of Treasury, Commerce Registry in the State of São Paulo for purposes of registration on the overleaf of every page of the original document]

OAS ENGENHARIA E PARTICIPAÇÕES LTDA
CNPJ/MF (Brazilian Registry of Legal Entities) No. 14.811.848/0001-05
NIRE (Company Register Identification Number) 35.2.1783322-4

MINUTES OF THE MEMBERS’ MEETING OF OAS ENGENHARIA E PARTICIPAÇÕES LTDA HELD ON MAY 20, 2010.

1. Date, time and place:  On the 20th day of May, 2010, at 10:00 AM, at the head office of OAS Engenharia e Participações Ltda (“Company”), located at Avenida Angélica, No. 2330/2346/2364, 9° andar, sala 904, Consolação, CEP 01.228-200, São Paulo, SP.

2. Call of meeting:  The call of meeting was waived pursuant to the article 1.072, paragraph 2, of Law 10.406/02, in virtue of the attendance of all members.

3. Attendance:  members representing the entire share capital, namely:  (a) CMP PARTICIPAÇÕES LTDA, a limited liability business company, headquartered at Rua Humberto Campos, No. 251 (fundos), sala 18, Graça, CEP 40.150-130, Salvador, BA, enrolled with the CNPJ/MF under the No. 42.187.138/0001-91 and with the Commerce Registry in the State of Bahia – JUCEB under the No. 29.2.0277598-9, on 3.7.2005, represented herein pursuant to its articles of organization by its managing member Cesar de Araújo Mata Pires, Brazilian, married, Civil Engineer, holder of the professional ID Card No. 8.745-D – CREA-BA and the ID Card (RG) No. 611.452 – SSP/BA, enrolled with the CPF/MF (Individual Taxpayer’s Registry) under the No. 056.377.245-04, residing and domiciled at Rua Waldemar Falcao, No. 759, apt. 502, Brotas, CEP 40.296-710, Salvador, BA (Chairman); (b) LP PARTICIPAÇÕES E ENGENHARIA LTDA, a limited liability business company, headquartered at Avenida Angélica, No. 2330/2346/2364, 10° andar, sala 1.020, Consolação, CEP 01.228-200, São Paulo, SP, enrolled with the CNPJ/MF under the No. 09.720.351/0001-41, having its articles of association filed with the Commerce Registry in the State of São Paulo – JUCESP under the No. 35.2.2243300-0, on 6.18.2008, represented herein pursuant to its articles of organization by its managing member José Adelmário Pinheiro Filho, Brazilian, married, Civil Engineer, holder of the professional ID Card No. 8.004-D – CREA-BA and ID Card (RG) No. 918.407-40 – SSP/BA, enrolled with the CPF/MF under the No. 078.105.635-72, residing and domiciled at Rua Roberto Caldas Kerr, No. 151, 5° andar, Edificio9 Plátano, Alto de Pinheiros, CEP 05.472-000, São Paulo, SP (Secretary).

4. Board:  Cesar de Araújo Mata Pires (Chairman) and José Adelmário Pinheiro Filho (Secretary), both of them qualified above.

5. Agenda:  (i) conversion of the Company into corporation, (ii) increase of the Company’s share capital; and (iii) approval of the Company’s articles of incorporation.

6. Resolution:  upon convening the meeting, the following resolutions were made, unanimously approved by votes of the attending members without any safeguards:

6.1   convert, irrespective of dissolution and liquidation, the Company into corporation, being now named “OAS Engenharia e Participações S/A”, governed by the Law No. 6.40 4/76 and applicable provisions, as well as the articles of incorporation constituting the Annex I hereto, approved in compliance with item 6.5 below, which such conversion not importing into any solution on continuity, with the corporate rights and obligations and the same commercial and tax recording remaining in force, as well as the currently active branch offices;

6.2  in virtue of the conversion of the corporate type, the Company’s share capital, which is eighty-two million, one hundred and twenty-eight thousand, four hundred and forty-nine Brazilian Reals (R$ 82,128,449.00), fully subscribed and paid in, shall be represented by eighty-two million, one hundred and twenty-eight thousand, four hundred and forty-nine (82,128,449) registered common shares without par value, fully distributed between the members CMP Participações Ltda and LP Participações Ltda, in the same proportion held in the share capital, as follows:

SHAREHOLDER	CONDITION	COMMON SHARE
CMP Participações Ltda	Paid-in	73,915,601
LP Participações e Engenharia Ltda	Paid-in	8,212,848
Total		82,128,449

6.3 increase the Company’s share capital, in the amount of three hundred and thirty-seven million, eight hundred and seventy-one thousand, five hundred and fifty-one Brazilian Reals (R$ 337,871,551.00), corresponding to the issuance of three hundred and thirty-seven million, eight hundred and seventy-one thousand, five hundred and fifty-one (337,871,551) registered common shares without par value, to be fully subscribed to by the members, in the proportion held in the share capital as follows:

(i)           fifteen million, three hundred and forty-six thousand, two hundred and nineteen Brazilian Reals and ninety-eight cents (R$ 15,346,219.98), paid in upon the contribution of the balance registered with the Company’s accounting, into the Net Equity Account No. 2410201, named Inflation Adjustment;

(ii)           nine million, three hundred and fifty-six thousand, five hundred and twenty-seven Brazilian Reals (R$ 9,356,527.11), paid-in upon the contribution of balance registered with the Company’s accounting, into the Net Equity Account No. 2420201, named Shareholders’ Assets Reassessment Reserve;

(iii)           three hundred and thirteen million, one hundred and sixty-eight thousand, eight hundred and three Brazilian Reals and ninety-one cents (R$ 313,168,803.91), paid-in upon the contribution of the balance registered with the Company’s accounting, into the Net Equity Account No. 24301, named Retained Earnings, distributed as follows:

(a)           fifty-seven million, one hundred and thirty-seven thousand, two hundred and fifty-seven Brazilian Reals and ninety-nine cents (R$ 57,137,257.99) referring to the retained earnings in the fiscal year 1998;

(b)           fifteen million, two hundred and sixty-four thousand, one hundred and four Brazilian Reals and sixty-three cents (R$ 15,264,104.63), referring to the retained earnings in the fiscal year 1999;

(c)           forty million, eight hundred and forty-six thousand, five hundred and twenty-two Brazilian Reals and thirty-seven cents (R$ 40,846,522.37), referring to the retained earnings in the fiscal year 2003;

(d)           fifty-six million, seven hundred and eighteen thousand and seventy-six Brazilian Reals and sixty-three cents (R$ 56,718,076.63), referring to the retained earnings in the fiscal year 2004;

(e)           fifty-five million, one hundred thousand, eight hundred and eighty-two Brazilian Reals and ninety-six cents (R$ 55,100,882.96), referring to the retained earnings in the fiscal year 2005;

(f)           thirty-one million, eight hundred and forty-five thousand, two hundred and seventy-three Brazilian Reals and twenty cents (R$ 31,845,273.20), referring to the retained earnings in the fiscal year 2006;

(g)           fifty-six million, two hundred and fifty-six thousand, six hundred and eighty-six Brazilian Reals and thirteen cents (R$ 56,256,686.3), referring to part of the retained earnings in the fiscal year 2007.

6.4           in virtue of item 6.3 above, the share capital is consigned as per the Share Subscription List constituting the Annex II hereto;

6.5           approve the articles of incorporation constituting the Annex I hereto, which shall govern the Company as from that date;

6.6           determine that the Company shall be managed by a Board of Officers, as provided for in the articles of incorporation, and elect the following individuals for a three (3) year term of office as from that date:  (a) Cesar de Araújo Mata Pires, qualified above, to the office of CEO; and (b) José Adelmário Pinheiro Filho, qualified above, to the office of Deputy CEO, who hereby represent under the penalties of Law that they are not impeded by any Special Law to exercise the Company’s management, or in virtue of the conviction effects, (i) at any penalty prohibiting, even temporarily, the access to public offices; or (ii) due to bankruptcy, malfeasance, bribery, concussion, embezzlement crimes; or (iii) crimes against popular economy, national financial system, antitrust laws, commercial relationship, public faith or property; they shall hereby vested into the offices to which they were elected, upon executing the Instrument of Investiture filed at the Company’s head office;

6.7           not convene the Fiscal Council; and

6.8           effectively convert the Company into corporation, in virtue of the fulfillment of all legal formalities, authorizing the Company’s Management to practice all acts deemed as required for the implementation of the conversion approved herein.

7. Closing:  There being nothing further to discuss, the meeting was suspended for the recording of these minutes that, upon being read, approved and executed by all attendees, had copies made for legal purposes.

São Paulo, May 20, 2010.
Board:
Signed:  [illegible signature]

Cesar de Araújo Mata Pires
Board’s Chairman
Signed:  [illegible signature]
Jose Adelmátio Pinheiro Filho
Secretary
Attending members:
Signed:  [illegible signature]
CMP PARTICIPAÇÕES LTDA
Cesar de Araújo Mata Pires
Signed:  [illegible signature]
LP PARTICIPAÇÕES E ENGENHARIA
Jose Adelmário Pinheiro Filho
Attorney’s signature:
Signed:  [illegible signature]
AGENOR XAVIER VALADARES
OAB/BA (Brazilian Bar Association in the State of Bahia) 5275

[Seal issued by the Secretariat of Treasury, Commerce Registry in the State of São Paulo certifying the registration under the number 186.706/10-8, signed by Katia Regina Bueno de Godoy, General Secretary]

ANNEX I

ARTICLES OF INCORPORATION OF OAS ENGENHARIA E PARTICIPAÇÕES S/A

CNPJ/MF No. 14.811.848/0001-05
NIRE 35.2.1783322-4

CHAPTER I

NAME, DURATION, HEAD OFFICE AND BUSINESS PURPOSE

Art. 1 – OAS ENGENHARIA E PARTICIPAÇÕES S/A is a corporation governed by these Articles of Incorporation and the legal provisions applicable hereto, particularly Law No. 6.404, of December 15, 1976 (“Brazilian Corporations Act”) and subsequent amendments thereto, in force for undetermined term.

Art. 2 – The Company’s head office and venue is at Avenida Angélica, No. 2330/2346/2364, 9° andar, sala 904, Consolação, CEP 01.228-200, S5o Paulo – SP, where its administrative office shall operate.  It may open branch offices, offices and agencies in any location in Brazil and abroad, upon resolution by the Board of Officers.

Paragraph One:  The Company holds branch offices in the following locations:

I) In the City of Rio de Janeiro, State of Rio de Janeiro, having its place of business at Praia de Botafogo, No. 440, 19° Andar, sala 1901 (PARTE), Bairro Botafogo, CEP 22.250-040, CNPJ/MF 14.811.848/0003-77;

II) In the City of Salvador, State of Bahia, having its place of business at Rua Humberto de Campos, No. 251, Bairro Graça, CEP 40.150-130, CNPJ/MF 14.811.848/0006-10;

III) In the City of Brasilia, Federal District, having its place of business at Setor Hoteleiro Sul, quadra 06, conjunto A, bloco E, sala 1901, parte “A”, Bairro Asa Sul, CEP 70.316-902, CNPJ/MF 14.811.848/0012-68;

IV) In the City of Valparaíso de Goiás, State of Goiás, having its place of business at Avenida Marginal, quadra 19, lote 07, gleba F, salas 102/103/104, Bairro Parque Esplanada III, CEP 72.876-319, CNPJ/MF 14.811.848/0010-04;

V) In the City of Belo Horizonte, State of Minas Gerais, having its place of business at Avenida Brasil, No. 1.483, 15° andar, sala 1503/1504, parte “A”, Bairro Funcionários, CEP 30.140-003, CNPJ/MF 14.811.848/0011-87.

Art. 3 – The business purpose of the company is the exploration of the civil engineering and civil and heavy construction industry activities; including the management and performance of projects and works; import and export in general; purchase and sale of materials, machinery and equipment; purchase and sale of real estate without brokerage; lease of personal property; use and exploration of fields; dredging and transportation/marine, river and lake navigation services; maintenance and industrial assembly, electric, electronic, electromechanical and mechanical installations and assemblies, and interest as a member or shareholder of other companies in Brazil and abroad in any industry, on which it may also constitute and have interests in consortium at companies and open new enterprises and branch offices in any location of Brazilian Territory and abroad.

CHAPTER II

SHARE CAPITAL AND SHARES

Art. 4 – The subscribed and paid-in capital is four hundred and twenty million Brazilian Reals (R$ 420,000,000.00), divided into four hundred and twenty million (420,000,000) registered common shares without par value.

Art. 5 – The Company’s shares are assured with the rights that the Law confers to shares of each type.

Paragraph One:  Each common share entitles to one vote in the General Meeting’s resolution.

Paragraph Two:  The Company, under the Law, may purchase shares issued by it for cancellation or maintenance in treasury for further disposition, upon authorization by the General Meeting.

Paragraph Three:  The Company may agree upon, with an accredited company for certificate issuance services, the recording and custody of record and share transfer books.

CHAPTER III

MANAGEMENT

Art. 6 – The Company shall be managed by a Board of Officers with powers granted at Law and these Articles of Incorporation, waiving the constitution of security for the managements.

Paragraph One:  The Board of Officers’ compensation shall be annually agreed upon by the General Meeting.

Paragraph Two:  The Board of Officers’ members shall be vested in as provided for in article 149 of the Brazilian Corporations Act, containing the requirements, impediments, duties, obligations and responsibilities encompassed in the same Law, articles 145 to 158.

Art. 7 – The Board of Officers is comprised of two (02) Officers, residing in Brazil, elected and removable, at any time, by the General Meeting, having a three (3) year term of office with reelection allowed, with the following names:  CEO and Deputy CEO.

Paragraph One:  At the end of their terms of office, the Officers shall remain in office until the investiture of the new Officers.

Paragraph Two:  In the impediment or temporary absence of the CEO, they shall be substituted by the Deputy CEO.

Paragraph Three:  In event of vacancy or final impediment in any office of the Board of Officers, the substitute shall be elected at the General Meeting and carry out, as the case may be, the functions for the remaining term as substitute officer.

CHAPTER IV

OPERATION OF THE BOARD OF OFFICERS

Art. 8 – The Board of Officers shall meet whenever the corporate interests require it to do so and its meetings shall be chaired by the CEO.

Paragraph One:  The meetings shall at all times be called by any of the Officers.

Paragraph Two:  The Board of Officers’ resolutions shall appear in Minutes recorded in a proper book and be made under mutual agreement.

Paragraph Three:  In event of draw, upon verifying any impasse between the Officers, the matter under discussion and impasse shall be taken to resolution by the General Meeting, which shall decide upon the matter as a last resort.

CHAPTER V

JURISDICTION OF THE BOARD OF OFFICERS AND AGENCY

Art. 9 – The Board of Officers shall be responsible for:

I – proposing the fundamental guidelines to the General Meeting within the Company’s purposes and goals, for examination and resolution;

II – assuring the good progression of the corporate businesses, deciding on and practicing all acts required for the performance of the Company’s business purpose, provided that they are not the sole responsibility of the General Meeting, as well as they do not require prior consent pursuant to these Articles;

III – promoting agreements and contracting within the limits imposed by the General Meeting and purposes of the Company with domestic or foreign individuals or public or private legal entities;

IV – proposing to the General Meeting the disposition of assets of any nature whatsoever;

V – approving, under its responsibility, the criteria related to the offices and wages and the disciplinary regimen of the Company’s employees;

VI – preparing and presenting at the end of each fiscal year the Financial Statements, pursuant to the Brazilian Corporations Act, produced along with the Independent Auditors’ Opinion, for appreciation of the Fiscal Council, if any, and approval by the General Meeting;

VII – preparing and proposing the Company’s Budget to the General Meeting;

VIII – establishing agency offices of the Company at locations in the Company’s interests for corporate affairs, as required;

IX – approving Company’s standards and manuals; and

X – representing the Company, in an active and passive manner, as well as practicing all acts required or applicable to the management of corporate affairs, in compliance with the limits provided at law or these Articles of Incorporation.

Art. 10 – In compliance with the provisions contained in these Articles of Incorporation, the Company’s agency in and out of court, in an active or passive manner, before third parties and Federal, State or Municipal public offices, considering the Company validly bound by the execution by any officer or joint execution by two (02) attorneys-in-fact, within the limits of powers granted to them.

Paragraph One:  The Company may, through joint execution by the officers, constitute attorneys-in-fact, granting them for a term not longer than two (02) years specific powers of management, except for “ad judicia” power of attorney, which shall have an undetermined term.

Paragraph Two:  The acts of any Officer, attorney-in-fact or employee involving obligations related to businesses or operations other than the business purpose, such as suretyships, accommodation notes, endorsements or any other guarantees in favor of third parties are expressly prohibited, null and void with respect to the Company, except for:  1) with respect to controlled or affiliated companies of OAS Engenharia e Participações S/A; 2) with respect to companies of which the individual or corporate shareholders collectively have interests as members or shareholders; 3) where expressly authorized by the General Shareholders’ Meeting.

CHAPTER VI

FISCAL COUNCIL

Art. 11 – The Fiscal Council shall only be convened in the fiscal years in which it is called upon resolution by the shareholders, as provided at Law.

Art. 12 – The Fiscal Council, as convened, shall be comprised of at least three (03) and as a maximum five (05) members and by an equal number of alternate members, elected by the General Shareholders’ Meeting, with reelection allowed, having the roles and terms of office provided at law.

Paragraph One:  The compensation of the Fiscal Council’s members shall be set by the General Shareholders’ Meeting electing them.

Paragraph Two:  The provisions in the Brazilian Corporations Act, articles 161 to 165, their paragraphs, items and sub-items are applicable to the Fiscal Council as for the election rules, requirements, impediments, investiture, obligations, duties and responsibilities.

CHAPTER VII

GENERAL MEETINGS

Art. 13 – In compliance with the laws in force, the General Meeting shall be called as follows:

a) by the CEO;

b) by the Deputy CEO, in events of absence or impediment of the CEO;

c) by the persons legally qualified under the Brazilian Corporations Act.

Sole Paragraph:  The General Meeting shall be directed by a board comprised of a chairperson and a secretary, chosen by the attending shareholders.

Art. 14 – The General Meetings shall be held:

a) on an ordinary and annual basis, with the purpose provided for in article 132 of the Brazilian Corporations Act, in the first four months following the closing of the fiscal year; and,

b) on a special basis, whenever the corporate interests require so.

CHAPTER VIII

FISCAL YEAR, PROFITS AND DIVIDENDS

Art. 15 – The fiscal year shall commence on the first (1st) day of January and end on the thirty-first (31st) day of December in each year, on which the balance sheet and financial statements required at law shall be prepared.

Art. 16 – The retained losses, if any, and the provision for Income Tax shall be deducted from the income in the year, assessed pursuant to the laws in force.

Art. 17 – Upon making the deductions referred to in the previous article, the General Meeting may assign to the managers and employees a share on the remaining profits in compliance with the legal determinations.

Art. 18 – The balance shall, after deducting the profit sharing, characterize the net income in the year, which shall be the subject matter of the proposal to the General Meeting, and shall have the following allocation:

a) five percent (5%) for the constitution of Legal Reserve, which shall not exceed twenty percent (20%) of the Share Capital;

b) formation of Contingency Reserves, as required;

c) constitution of Paid-in Income Reserves, if any, as provided at the law;

d) payment of annual mandatory dividends of at least twenty percent (25%) on the net income of the year, adjusted pursuant to the law, in accordance with the deductions provided for in “a”, “b” and “c” above; and

e) the General Meeting shall resolve upon the allocation of the remaining balance of net income in the year.

Art. 19 – The Company may prepare monthly balance sheets and levy upon them the payment of dividends.

CHAPTER IX

LIQUIDATION

Art. 20 – The Company shall go into liquidation in the events provided at Law, where the General Meeting shall be responsible for electing the liquidator and the members of the Fiscal Council that shall operate in the liquidation period, providing them with any compensation.

ANNEX II

LIST OF SHARE SUBSCRIPTION OF OAS ENGENHARIA E PARTICIPAÇÕES S/A

In virtue of the conversion of OAS ENGENHARIA E PARTICIPAÇÕES LTDA into a corporation, under the name OAS ENGENHARIA E PARTICIPAÇÕES S/A, the shares representing the share capital, fully subscribed and paid-in, in the amount of eighty-two million, one hundred and twenty-eight thousand, four hundred and forty-nine Brazilian Reals (R$ 82,128,449.00), fully subscribed and paid in, shall be represented by eighty-two million, one hundred and twenty-eight thousand, four hundred and forty-nine (82,128,449) registered common shares without par value, which were fully distributed between the members CMP Participações Ltda and LP Participações e Engenharia Ltda.  As a continuous act, with the increase of the share capital in the amount of three hundred and thirty-seven million, eight hundred and seventy-one thousand, five hundred and fifty-one Brazilian Reals (R$ 337,871,551.00), corresponding to the issuance of three hundred and thirty-seven million, eight hundred and seventy-one thousand, five hundred and fifty-one (337,871,551) registered common shares without par value, the total subscribed and paid-in share capital of the Company has become four hundred and twenty million Brazilian Reals (R$ 420,000,000.00), distributed as follows:

SHAREHOLDER	CONDITION	COMMON SHARE
CMP Participações Ltda	Paid-in	378,000,000
LP Participações e Engenharia Ltda	Paid-in	42,000,000
Total		420,000,000

São Paulo, May 20, 2010
Signed:  [illegible signature]
Cesar de Araújo Mata Pires
Board’s Chairman
Signed:  [illegible signature]
José Adelmário Pinheiro Filho
Secretary

IN WITNESS THEREOF, I SET MY HAND IN THE CITY OF SÃO PAULO, STATE OF SÃO PAULO, FEDERATIVE REPUBLIC OF BRAZIL.

São Paulo, April 07, 2017.